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                                                                      EXHIBIT 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  We have issued our report dated February 24, 1994 (except for Note 8 as to which the date is March 23, 1994), accompanying the consolidated financial statements included in the Annual Report of Ply Gem Industries, Inc. on Form 10-K for the year ended December 31, 1993. We hereby consent to the incorporation by reference of said report in the Registration Statements of Ply-Gem Industries, Inc. on Form S-8 (Registration Nos. 33-28753; 33-52514; 33-28752; 2-84279; and 33-52516).

                                          Grant Thornton

New York, New York
March 28, 1994